Exhibit 23.4


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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to incorporation by reference in this Registration Statement on Form S-3 of MAPICS Inc. of our report dated October 20, 1994, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Marcam Corporation and subsidiaries for the year ended September 30, 1994, which report appears in the September 30, 1996 Annual Report on Form 10-K of Marcam Corporation and to the reference of our firm under the heading of "Experts" in the prospectus.


                                                    KPMG Peat Marwick LLP

Boston, Massachusetts
August 12, 1997